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                                                                   EXHIBIT 10.38

                               BIOLYNX.COM, INC.

                     STATEMENT OF RESOLUTION ESTABLISHING
                              A SERIES OF SHARES


     To the Secretary of State of the State of Texas:

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

     1. The name of the corporation is BioLynx.Com, Inc. (the "Company").

     2. The following resolution, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Company on December 27, 1999:

         RESOLVED, that pursuant to the Articles of Incorporation of the Company authorizing the Board of Directors to establish and designate series of the preferred stock of the Company, par value $1.00, and to fix and determine the relative rights and preferences of the shares of any such series, there is hereby designated a series of the preferred stock to be called "Preferred Stock" to consist of 5,051,882 shares and to have the following terms:

         1. Dividends. The holders of outstanding shares of the Preferred Stock shall be entitled to receive, out of the assets of the Company legally available therefor, cash dividends equal to eight percent (8%) of the stated value of the Preferred Stock ($1.00), payable quarterly on the last day of March, June, September and December of each year. All dividends payable on the Preferred Stock shall be non-cumulative.

         2. Redemption Rights. The Preferred Stock shall not have redemption rights.

         3. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Preferred Stock then outstanding shall be entitled to receive out of the assets of the Company $1.00 per share (the "Liquidation Rate") before any payment or distribution shall be made on the common stock of the Company, par value $0.001 (the "Common Stock"), or any other class of capital stock of the Company ranking junior to the Preferred Stock.

            (a) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Paragraph 3, but the merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 3.

            (b) After the payment to the holders of shares of the Preferred Stock of the full preferential amounts fixed by this Paragraph 3 for shares of the Preferred Stock, the holders of the Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

            (c) In the event the assets of the Company available for distribution to the holders of the Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 3, no distribution shall be made on account of any shares of a class or series of capital stock of the Company ranking on a parity with the shares of the Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the

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         shares of the Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         4. Conversion. At the option of the holders of the Preferred Stock, shares of the Preferred Stock shall be convertible into shares of the Common Stock at the Liquidation Rate, together with any declared but unpaid dividends, divided by $3.30 per share of Common Stock.

         5. Denial of Preemptive Rights. No holder of shares of the Preferred Stock shall by reason of his holding of such shares have any preemptive or preferential rights to purchase or subscribe to any shares of any class of the Company's capital stock now or hereafter to be authorized or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of holders of shares of the Preferred Stock, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the holders of the Preferred Stock.

         6. Voting. The holders of shares of the Preferred Stock shall have no voting rights except as provided by law.

         RESOLVED FURTHER, that the appropriate officers of the Company shall prepare and file all necessary instruments as may be required by law to carry out the terms of the foregoing resolution.

Dated: January 24, 2000.

                                BIOLYNX.COM, INC.



                                By /s/ John D. Walker II
                                   ------------------------------------
                                   John D. Walker II, Chairman

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